UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2021

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2020, Dine Brands Global, Inc., a Delaware Corporation (the “Corporation”), filed a Current Report on Form 8-K reporting the appointment of Allison Hall as interim Chief Financial Officer, effective January 22, 2021 (“December 22, 2020 Form 8-K”). At the time of such filing, Ms. Hall’s compensation as interim Chief Financial Officer had not yet been determined. This Current Report on Form 8-K/A amends the December 22, 2020 Form 8-K to include information regarding decisions on Ms. Hall’s compensation made by the Compensation Committee on January 19, 2021.

In connection with her appointment as interim Chief Financial Officer, Ms. Hall will receive (1) her normal salary of $310,000 annually plus a temporary stipend of $5,000 per month while Ms. Hall serves in the role of interim Chief Financial Officer, (2) a one-time equity award grant of $200,000 in restricted stock awards which will vest in full upon the third anniversary of the grant date, provided that Ms. Hall is continuously employed by the Corporation through this date, and (3) a cash bonus of $60,000 upon completion of Ms. Hall’s term of service as interim Chief Financial Officer. In addition, Ms. Hall’s target bonus under the Corporation’s annual cash incentive plan will be temporarily increased from 40% to 60% through the duration of time that Ms. Hall serves in the role of interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 20, 2021	DINE BRANDS GLOBAL, INC.

	By:	/s/ Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary